UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2005

RYDER SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 N.W. 105 Street
Miami, Florida	33178

(Address of Principal Executive Offices)	(Zip Code)

(305) 500-3726

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01(c) Exhibits
SIGNATURE
TERMS & CONDITIONS TO NON-QUALIFIED STOCK OPTIONS
TERMS & CONDITIONS TO RESTRICTED STOCK RIGHTS
TERMS & CONDITIONS TO RESTRICTED STOCK UNITS
TERMS & CONDITIONS TO 2005 LONG TERM INCENTIVE AWARDS
LONG-TERM INCENTIVE PLAN
AMENDMENT AGREEMENT NO.1 TO REVOLVING CREDIT AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement

Ryder System, Inc. 2005 Equity Compensation Plan (the “Plan”)

     Approval of the Plan

At the Annual Meeting of Shareholders held on May 6, 2005, our shareholders approved the Plan. The Plan was approved by our Board of Directors on February 5, 2005, subject to shareholder approval, and is effective as of May 6, 2005.

The Plan allows the Compensation Committee of our Board of Directors to grant a variety of stock-based and cash-based awards including stock options, restricted stock rights, restricted stock units and cash awards to our directors, executive officers and employees. The Plan replaces the Ryder System, Inc. 1995 Stock Incentive Plan, the Stock for Merit Increase Replacement Plan and the Board of Directors Stock Award Plan.

The Plan and a summary of its terms are set forth in our definitive proxy statement for the 2005 Annual Meeting of Shareholders held on May 6, 2005, which was filed with the Securities and Exchange Commission on March 30, 2005, and are incorporated by reference herein.

     Terms and Conditions of Awards under the Plan

On May 5, 2005, the Compensation Committee of our Board of Directors approved certain terms and conditions for (i) non-qualified stock options, (ii) restricted stock rights issued to our executive officers and employees and (iii) restricted stock units issued to our non-employee directors, under the Plan. The terms and conditions for each of these award types are attached to this Form 8-K as Exhibits 10.1, 10.2 and 10.3.

     2005 Long-Term Incentive Cash Awards

On May 6, 2005, the Compensation Committee of our Board of Directors approved the terms and conditions applicable to the 2005 long-term incentive cash awards granted to our executive officers under the Plan. Amounts earned under the cash awards will be based on our achievement of certain levels of net operating revenue growth, earnings per share growth (excluding the effect of pension) and return on capital during the period from April 1, 2005 through December 31, 2007. The performance goals for the cash awards are set at threshold, target and maximum levels. The payout amounts are expressed as a percentage of eligible base salary with the maximum payout amount for the named executive officers ranging from 150% to 300% of eligible base salary. The cash awards will be subject to cancellation, reduction, acceleration and recapture under certain circumstances, as more fully described in the terms and conditions which are attached to this Form 8-K as Exhibit 10.4.

Amendment to Long-Term Incentive Plan

On May 5, 2005, the Compensation Committee of our Board of Directors amended the Ryder System, Inc. Long-Term Incentive Plan which was effective on January 1, 2002. The purpose of the amendments was to specify the effect of termination of employment on awards granted under the Long-Term Incentive Plan in light of the requirements of the American Jobs Creation Act of 2004. The amended Long-Term Incentive Plan is attached to this Form 8-K as Exhibit 10.5.

Amendments to Revolving Credit Agreement

On May 11, 2005, we amended our $870 million global revolving credit agreement with Fleet National Bank, as administrative agent, and the lenders, syndication agent, co-documentation agents, Canadian agent and U.K. agent named in the credit agreement. The amendment does the following:

•	extends the maturity date of the facility from May 11, 2009 to May 11, 2010;

•	lowers the interest rate margins applicable to floating rate loans;

•	lowers the fee applicable to letters of credit issued under the facility;

•	lowers the facility fee;

•	adds Fitch Investors Services, Inc. as a rating agency under the facility;

•	for purposes of determining whether a facility utilization fee is payable, increases the amount that must be outstanding under the facility from 33% to 50% of the total commitment;

•	increases the threshold amounts for certain events of default from $50,000,000 to $75,000,000; and

•	amends the definition of receivables purchase agreements for purposes of determining compliance with certain covenants contained in the credit agreement.

The foregoing summary of the amendments to the credit agreement is qualified in its entirety by reference to the amendment itself which is attached to this Form 8-K as Exhibit 10.6.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 regarding the amendments to our $870 million global revolving credit agreement is hereby incorporated by reference into this Item 2.03.

Item 9.01(c) Exhibits

     The following exhibits are furnished as part of this Form 8-K:

Exhibit 10.1	Term and Conditions applicable to non-qualified stock options granted under the Ryder System, Inc. 2005 Equity Compensation Plan.

Exhibit 10.2	Term and Conditions applicable to restricted stock rights granted under the Ryder System, Inc. 2005 Equity Compensation Plan.

Exhibit 10.3	Term and Conditions applicable to restricted stock units granted under the Ryder System, Inc. 2005 Equity Compensation Plan.

Exhibit 10.4	Term and Conditions applicable to the 2005 long-term incentive cash awards granted under the Ryder System, Inc. 2005 Equity Compensation Plan.

Exhibit 10.5	Ryder System, Inc. Long-Term Incentive Plan, as amended on May 6, 2005.

Exhibit 10.6	Amendment Agreement No. 1 to $870 million global revolving credit agreement dated May 11, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2005	RYDER SYSTEM, INC.
(Registrant)

By:	/s/ Tracy A. Leinbach
Tracy A. Leinbach, Executive Vice
President and Chief Financial Officer